Exhibit 23

KPMG LLP Bay Adelaide Centre Suite 4600 333 Bay Street Toronto ON M5H 2S5	Telephone (416) 777-8500 Fax (416) 777-8818 www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Canadian Derivatives Clearing Corporation

We consent to the use of our audit report dated March 27, 2015, on the financial statements of Canadian Derivatives Clearing Corporation, which comprise the balance sheets as of December 31, 2014 and December 31, 2013, and the related income statements, statements of comprehensive income, statements of changes in equity and statements of cash flows for each of the years in the three-year period ended December 31, 2014, in the Post-Effective Amendment No. 3 to the Registration Statement on Form S-20 (File No. 333-184288) and to the reference to our firm under the heading “Experts” in the Post-Effective Amendment No.3 to the Registration Statement on Form S-20 (File No. 333-184288) and in the prospectus contained therein.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants
April 1, 2015
Toronto, Canada